Exhibit 8.1

SIDLEY AUSTIN LLP	BEIJING	HONG KONG	SAN FRANCISCO
787 SEVENTH AVENUE	BOSTON	HOUSTON	SHANGHAI
NEW YORK, NY 10019	BRUSSELS	LONDON	SINGAPORE
+1 212 839 5300	CENTURY CITY	LOS ANGELES	SYDNEY
+1 212 839 5599 FAX	CHICAGO	MUNICH	TOKYO
	DALLAS	NEW YORK	WASHINGTON, D.C.
	GENEVA	PALO ALTO

December 23, 2016

Care Capital Properties, LP

191 North Wacker Drive, Suite 1200

Chicago, Illinois 60606

Re:                             5.125% Senior Notes due 2026

Ladies and Gentlemen:

We have acted as counsel to Care Capital Properties, LP, a Delaware limited partnership (“CCP LP”), Care Capital Properties GP, LLC, a Delaware limited liability company (the “General Partner”), and Care Capital Properties, Inc., a Delaware corporation (the “Company,” and together with the General Partner, the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) being filed by CCP LP with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the “Securities Act”), relating to the registration of $500,000,000 aggregate principal amount of the Partnership’s 5.125% Senior Notes due 2026 (the “New Notes”) and the related guarantees of the New Notes (the “New Guarantees”) by the Guarantors, which are to be offered in exchange for an equivalent aggregate principal amount of the Partnership’s outstanding 5.125% Senior Notes Due 2026 (the “Old Notes”) and the related guarantees of the Old Notes (the “Old Guarantees”) by the Guarantors.  The Old Notes and the Old Guarantees were, and the New Notes and the New Guarantees will be, issued under an Indenture dated as of July 14, 2016 (the “Indenture”) among CCP LP, the Guarantors and Regions Bank, as trustee (the “Trustee”).

In connection with rendering this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein.  In addition, we are relying upon a certificate containing certain factual statements, factual representations and covenants of an officer of the Company dated the date hereof (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company Group”).

For purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, or in any other document hereunder other than as set forth in opinion 2. In particular,

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

we note that the Company Group may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on the Company’s representation that the facts, statements, representations, and covenants presented in the Officer’s Certificate, the Registration Statement and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any variation or difference in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

We have further assumed, with your consent, that (i) the offer and exchange of the New Notes registered under the Registration Statement have been or will be consummated in accordance with the provisions of the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the parties to the transactions described above will treat the offer and exchange of the New Notes registered under the Registration Statement and all related transactions for U.S. federal income tax purposes in a manner consistent with the opinion set forth below, (iii) all applicable reporting requirements have been or will be satisfied, (iv) each of the written agreements to which the Company Group is a party has been and will be implemented, construed and enforced in accordance with its terms, and (v) no action will be taken by the Company Group after the date hereof that would have the effect of altering facts upon which the opinions set forth below are based. If any of the above described assumptions is untrue for any reason, or if the offer and exchange of the New Notes registered under the Registration Statement are consummated in a manner that is different from the manner described in the Registration Statement, our opinion as expressed below may be adversely affected.

In rendering this opinion letter, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other U.S. Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. We express no opinion on any issue relating to the Company, CCP LP, the General Partner, the Company Group or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that:

1.  Commencing with the date on which the Company became a regarded entity for U.S. tax purposes, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”), and its current organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. In addition, the Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

2.  Although the discussions set forth in the Registration Statement under the heading “Certain United States Federal Income Tax Considerations” do not purport to discuss all possible United States federal income tax consequences of the offer and exchange of the New Notes registered under the Registration Statement, such discussions, though general in nature, constitute, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of the offer and exchange of the New Notes registered under the Registration Statement, subject to the qualifications set forth therein. The United States federal income tax consequences of the offer and exchange of the New Notes registered under the Registration Statement by a holder of such New Notes will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussions set forth in the Registration Statement under the heading “Certain United States Federal Income Tax Considerations” as applied to any particular holder.

This opinion letter is expressed as of the date hereof, and we undertake no obligation to supplement or revise our opinions to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue. As described above, the Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet the various requirements imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operation for any particular taxable year will satisfy such requirements.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP